SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                       _______________

                          FORM 8-K

                       CURRENT REPORT

           PURSUANT TO SECTION 13 or 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported):  October 27,2004


                         FLYI, Inc.
     (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)    Identification
                 of                         No.)
            Incorporation)



   45200 Business Court, Dulles, VA                  20166
   (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:  (703) 650-6000


                             N/A
    (Former Name or Former Address, if Changed Since Last Report)


Item 12   Results of Operations and Financial Condition.

On  October  27,  2004, FLYi, Inc. (ACA)  (NASDAQ/NM:  FLYI)
issued  a  news  release concerning its third  quarter  2004 earnings. (See Exhibit 99 attached).

Statements in this press release and by company executives regarding its implementation of its Independence Air operations, as well as regarding operations, earnings, liquidity, revenues and costs, include forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such risks and uncertainties include, among others: the ability of the company to successfully complete negotiations with its various lessors to reduce and/or defer its aircraft lease payments; the ability to successfully raise cash through the sale or re-financing of company-owned aircraft and parts inventory; the ability of the company to effectively implement its low-fare business strategy utilizing regional jets and Airbus aircraft, and to compete effectively as a low-fare carrier, including passenger response to the company's new service, and the response of competitors with respect to service levels and fares in markets served by the company; the effects of high fuel prices on the company; the ability to successfully and timely complete the acquisition of, obtain certification for, and secure financing of, its Airbus aircraft, and to successfully integrate these aircraft into its fleet; the ability to implement its assignment to Delta of leases for 30 of the 328JET aircraft that have been used in the company's Delta Connection operations and otherwise to implement its transition out of the Delta Connection program; the expectation that the company will remain obligated under the leases for 328JET aircraft to be assigned to Delta, and would be obligated to fulfill these obligations should Delta default at any time prior to the expiration of the leases; unexpected costs or procedural complications arising from the insolvency of Fairchild Dornier GmbH, the manufacturer and equity owner of the 328JETs; the ability to successfully remarket or otherwise make satisfactory arrangements for its J-41 aircraft and for three 328JET aircraft not assigned to Delta; the ability to successfully hire, train and retain employees in sufficient numbers to implement the transition; the ability to reach agreement with AMFA and AFA-CWA on mutually satisfactory contracts; the ability of government agencies involved in airport operations to handle the increased number of flights and passengers at Washington Dulles without interference with airline operations; and general economic and industry conditions, any of which may impact the company, its aircraft manufacturers and its other suppliers in ways that the company is not currently able to predict. Certain of these and other risk factors are more fully disclosed under Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and in its Quarterly Report on Form 10-Q for the period ended June 30, 2004. These statements are made as of October 27, 2004 and FLYi, Inc. undertakes no obligation to update any such forward-looking information, including as a result of any new information, future events, changed expectations or otherwise.

                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FLYI, INC.




Date:  October 27, 2004       By:/S/ David W. Asai
                              David W. Asai
                              Vice President and Chief
                              Accounting Officer